CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112145) of Workstream Inc. of our report dated June 1, 2004 relating to the financial statements of Kadiri Inc., which appears in the Current Report on Form 8-K/A of Workstream Inc. dated August 13, 2004.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 13, 2004